UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 21, 2015, Great Basin Scientific, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report on the procedures to be followed in the event of an Authorized Share Failure (as defined in the Form of Series C Warrant filed as an exhibit to the Current Report on Form 8-K filed June 23, 2015).This amendment is being filed solely to amend the Original 8-K to make one correction and include the following supplemental information. Except as otherwise noted, the Original 8-K is unaltered hereby.

Item 8.01	Other Events.

This report amends the Original 8-K to correct the number of shares of authorized and unissued shares of common stock available for issuance pursuant to the Series C warrants from 84,731,255 to 75,252,715.

In addition, due to certain conversions of Series E Convertible Preferred Stock and exercises of Series C Warrants since our last update on September 18, 2015, the Company now has 190,630,634 issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”). Accordingly, the Company no longer has sufficient authorized unissued shares of Common Stock to settle the exercises of the Series C Warrants, resulting in an Authorized Share Failure. In light of the Authorized Share Failure, the Company will follow the procedures outlined in its Current Report on Form 8-K filed September 21, 2015. The remaining 9,369,366 shares of Common Stock authorized under the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended, were reserved previously to satisfy the exercise of other outstanding securities of the Company, including 466,844 shares of Common Stock to satisfy conversions of the outstanding shares of Series E Convertible Preferred Stock.

As of the date of this report, there are 116,711 shares of Series E Convertible Preferred Stock outstanding and 12,812,555 Series C Warrants outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of Amendment Agreement dated September 21, 2015

*	Filed Previously

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 21, 2015	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Amendment Agreement dated September 21, 2015

*	Filed Previously

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